Exhibit 99.1

FOR IMMEDIATE RELEASE

NORTHFIELD BANCORP AND HOPEWELL VALLEY COMMUNITY BANK
RECEIVE SHAREHOLDER AND REGULATORY APPROVAL FOR MERGER

Woodbridge, New Jersey, December 15, 2015 (GLOBE NEWSWIRE) - Northfield Bancorp, Inc. (Nasdaq: NFBK) (“Northfield”) and Hopewell Valley Community Bank (OTC Pink: HWDY) (“Hopewell Valley”) jointly announced that the companies have received shareholder and regulatory approvals for the merger of the two organizations.
On December 14, 2015, more than 72% of Hopewell Valley shareholders approved the acquisition by Northfield as outlined in the definitive merger agreement. The transaction is expected to close early in the first quarter of 2016.
“We are very pleased to receive these approvals,” said John W. Alexander, Chairman and CEO of Northfield Bancorp. “The overwhelming approval of the merger by the Hopewell Valley shareholders demonstrates the confidence they have in the combined organizations’ ability to serve the communities and customers in our newly expanded marketplace.”
Upon completion of the transaction, it is estimated that Northfield and Hopewell Valley will have combined assets of $3.6 billion, loans of $2.6 billion, and deposits of $2.4 billion. The combined organization will have 18 branches in Hunterdon, Mercer, Middlesex, and Union counties, New Jersey, and 21 branches in Staten Island and Brooklyn, New York.
Patrick L. Ryan, Chairman of Hopewell Valley, commented, “The merger between Hopewell Valley and Northfield is an opportunity to combine two well-respected organizations that are committed to their communities.”
James Hyman, Hopewell Valley’s President and CEO, continued, “We are excited to have found a partner in Northfield Bank which shares our passion for customer service and making a difference in our neighborhoods.”
About Northfield Bank
Northfield Bank, founded in 1887, currently operates 30 full-service banking offices in Staten Island and Brooklyn, New York, and Middlesex and Union counties, New Jersey. For more information about Northfield Bank, please visit www.eNorthfield.com.
About Hopewell Valley Community Bank
Hopewell Valley Community Bank was established in 1998 and currently operates 9 branches in Mercer and Hunterdon counties in New Jersey. For more information about Hopewell Valley Community Bank, please visit www.hvcbonline.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Northfield and Hopewell Valley, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Northfield’s and Hopewell Valley’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Northfield’s and Hopewell Valley’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Northfield and Hopewell Valley may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss, and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may be withdrawn, or adverse regulatory conditions may be imposed to avoid any withdrawal of governmental approvals of the merger; (5) adverse governmental or regulatory policies may be enacted; (6) the interest rate environment may further compress margins and adversely affect net interest income; (7) the risks associated with continued diversification of assets and adverse changes to credit quality; (8) difficulties associated with achieving expected future financial results; (9) competition from other financial services companies in Northfield’s and Hopewell Valley’s markets; (10) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Northfield’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and the registration statement on Form S-4 related to the merger) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Northfield or Hopewell Valley or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Northfield and Hopewell Valley do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.
CONTACTS:    Northfield Bancorp, Inc.
John W. Alexander, Chairman & CEO
Steven M. Klein, President & COO
(732) 499-7200
jalexander@enorthfield.com
sklein@enorthfield.com

Hopewell Valley Community Bank
James Hyman, Chief Executive Officer
(609) 466-2900
jhyman@hvcbonline.com